                       SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/x/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

              NYLIFE GOVERNMENT MORTGAGE PLUS LIMITED PARTNERSHIP
              ---------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

               --------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:
         Units of Depositary Receipts Representing Assigned Limited Partner Interests

     2)  Aggregate number of securities to which transaction applies:
         8,168,457.7

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the the filing fee is calculated and state how it was determined):
         $ __________ (aggregate amount to be distributed to security holders)


     4)  Proposed maximum aggregate value of transaction:
         $ __________ (aggregate amount to be distributed to security holders)


     5)  Total fee paid:
         $ __________


/x/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         __________________________________________________________________

     2)  Form, Schedule or Registration Statement No.:

         __________________________________________________________________

     3)  Filing Party:

         __________________________________________________________________

     4)  Date Filed:

         __________________________________________________________________

                           UNITED STATES DISTRICT COURT
                           SOUTHERN DISTRICT OF FLORIDA

- ---------------------------------------------
      EVELYN SHEA, ANN GRIMSHAWE and
      on behalf of themselves and all others
      similarly situated,
                                                       Case No. 96-0746-
                      Plantiffs,                       CIV-NESBITT
                                                       CLASS ACTION
                  v.

      NEW YORK LIFE INSURANCE COMPANY,
      NYLIFE INC., NYLIFE EQUITY INC.,
      NYLIFE SECURITIES INC., NYLIFE
      REALTY INC., CNP REALTY INVESTMENT,
      INC., AMERICAN EXPLORATION COMPANY
      and AMERICAN EXPLORATION
      PRODUCTION COMPANY,

                      Defendants,
- ---------------------------------------------

To: ALL PERSONS WHO, DURING THE PERIOD FROM JANUARY 1, 1985 THROUGH MARCH 18, 1996, PURCHASED OR OTHERWISE ASSUMED RIGHTS AND TITLE TO INTERESTS IN THE LIMITED PARTNERSHIPS GENERALLY KNOWN AS NEW YORK LIFE OIL & GAS PRODUCING PROPERTIES PROGRAM, NYLIFE ENERGY INVESTORS, NYLIFE REALTY INCOME PARTNERS AND NYLIFE GOVERNMENT MORTGAGE PLUS.

         PLEASE TAKE NOTICE that a hearing is to be held on July 3, 1996, at 9:30 a.m., before the Honorable Lenore Nesbitt, United States District Court for the Southern District of Florida, 301 North Miami Avenue, Miami, Florida 33128-7788. The purpose of the hearing is to consider a proposed settlement of the class action with the caption shown above. The Court has not yet finally ruled on the fairness of the proposed settlement. The Court has determined, however, that this Notice should be distributed to all Class Members so that they may make their own decisions about whether or not to remain in the Class and participate in the proposed settlement. Unless you specifically act to exclude yourself from the Class, you will be bound by the terms of the settlement, and will be entitled to its benefits if it is approved by the Court and becomes final.

      A DETAILED SETTLEMENT NOTICE (THE "NOTICE") DESCRIBING THE
      SETTLEMENT AND THE RIGHTS OF CLASS MEMBERS HAS BEEN MAILED TO ALL CLASS MEMBERS THAT COULD BE IDENTIFIED FROM AVAILABLE RECORDS. BECAUSE THE PROPOSED SETTLEMENT AND THE SCHEDULED COURT HEARING MAY AFFECT THE RIGHTS OF CLASS MEMBERS, IF YOU ARE A MEMBER OF THE CLASS AND HAVE NOT RECEIVED A COPY OF THE NOTICE, YOU SHOULD IMMEDIATELY OBTAIN A COPY EITHER BY (i) CALLING 1-800-278-4117, OR (ii) WRITING TO THE SETTLEMENT ADMINISTRATOR, P.O. BOX 8417, BOSTON, MA 02286-8417.

THE SETTLEMENT CLASS. The Court has certified for settlement purposes, a Class of individuals who, during the period from January 1, 1985 through March 18, 1996, purchased or otherwise assumed rights and title to one or more units of limited partnership interest (the "Proprietary Investment Units" or "Units") in four series of limited partnership programs generally known as:

      New York Life Oil & Gas Producing Properties Program
      NYLIFE Energy Investors
      NYLIFE Realty Income Partners
      NYLIFE Government Mortgage Plus

The Class does not include persons or entities who signed a document that released New York Life Insurance Company or its subsidiaries (collectively "the New York Life Defendants") from any further claims concerning the Proprietary Investment Units they owned.

OBJECTIVE OF SETTLEMENT. The objective of the settlement is to give investors in these limited partnership programs an opportunity to receive an amount of money that, together with the distributions and any payments they have previously received, will at least equal 100% of the amount they invested in any particular partnership. The benefits to be made available under the proposed settlement will depend on several factors, including (i) whether you currently own units in a limited partnership, (ii) whether you have already recovered your original investment in the limited partnership, and (iii) whether the required number of limited partners in your limited partnership votes to approve liquidation and any proposed modifications to the partnership agreements. The relief to be made available through the proposed settlement is described in more detail in Section IV of the Notice.

If all eligible Class Members in all eligible Limited Partnerships participate in the Settlement, and all of the Limited Partnerships are authorized to liquidate, based on current estimates, the aggregate settlement payment will comprise approximately $90 million to guarantee a return of principal to investors, and approximately $97 million in pre-payments of liquidation proceeds (which the New York Life Defendants will attempt to recover from the proceeds when Partnership assets are actually sold).

Co-lead counsel are:

Hanzman Criden Korge & Chaykin, P.A.     Goodkind Labaton Rudoff & Sucharow, LLP
200 South Biscayne Blvd.                 100 Park Avenue
Suite 2100                               New York, New York 10017
Miami, Florida 33131

PRELIMINARY CONSENT SOLICITATION MATERIALS. For investors who currently own an interest in a limited partnership, preliminary consent solicitation materials were sent with the Notice. Your right to receive a full return of your investment will depend on whether authorization to liquidate the partnership and to adopt any necessary amendments to the partnership agreements has been obtained by the time the settlement proceedings are concluded. Final and definitive consent solicitation materials, including a form of consent, will be sent to the limited partners after regulatory review. At that time, limited partners will be able to give approval or disapproval to the matters on which consent is sought. If you currently own an interest in one of the Limited Partnerships but did not receive the preliminary consent solicitation materials, you should call 1-800-278-4117 to request a copy of the materials.

SETTLEMENT CHOICES AND DEADLINES FOR CLASS MEMBERS. If you are a Class Member, you have the following choices with respect to the proposed settlement:

    - You may remain in the Class and participate in the benefits of the proposed settlement. If this is what you choose to do, you need not take any action at this time. Your interests will be represented without cost to you by counsel for the Class.

    - If you remain the Class, you may file with the Court a written objection to any aspect of the proposed settlement, postmarked by June 12, 1996.

    - You may exclude yourself from the Class by sending a formal, written request for exclusion, postmarked by June 12, 1996, that complies with the requirements described in Section VIII of the Notice.

For information concerning how to exercise any of these options, please refer to the Notice.

INJUNCTION. By Court order, Class Members who do not exclude themselves from the Class have been enjoined from filing any lawsuit or commencing or prosecuting any lawsuit, action or arbitration in any jurisdiction based on or relating to the facts and circumstances underlying the claims and causes of action in this case. All persons have been enjoined from contacting or otherwise organizing Class Members who have not excluded themselves from the Class into a separate class for purposes of asserting as a purported class action any claim based on or relating to the claims and causes of action, or the facts and circumstances relating thereto, in this case. In addition, current Unit owners who do not exclude themselves from the Class have been enjoined from selling or otherwise transferring their interest in any Unit to another person except as may occur by operation of law. You may transfer your Unit(s) only if you agree in writing to be bound by the Release and to waive any benefits under the settlement. The person to whom you transfer the Unit(s) will be entitled to the same benefits you would have received if you had not transferred the Unit(s).

DISMISSAL OF RELATED PROCEEDINGS. This action began as two class action lawsuits filed against certain of the Defendants on January 11, 1996 in the District Court of Harris County, Texas, captioned GRIMSHAWE v. NEW YORK LIFE INSURANCE CO. ET AL. (No. 96-001188) and SHEA v. NEW YORK LIFE INSURANCE CO. ET AL. (No. 96-001189) (the "Texas Actions"). As part of the proposed settlement of this action, the Texas Actions were dismissed.

FURTHER INFORMATION. If you have any questions, if you wish to obtain a copy of the Notice, or if you need further information about the terms of the settlement, please call 1-800-278-4117.

       DO NOT TELEPHONE THE COURT
       OR THE CLERK OF THE COURT.

Dated: Miami, Florida
       May 9, 1996

                                 Carlos Juenke
                                 Clerk, United States District Court
                                 Southern District of Florida